Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement on Form S-8 of Noble Corporation of our report dated April 1, 2021, with respect to the consolidated financial statements of Pacific Drilling Company LLC and its subsidiaries (Successor) and Pacific Drilling S.A. and its subsidiaries (Predecessor) (referred to herein collectively as Pacific Drilling), which report appears in the Form 8-K/A of Noble Corporation dated June 23, 2021.

/s/ KPMG LLP

Houston, Texas

February 3, 2022